UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal
executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     See the discussion below in Item 5.02 regarding an Employment Agreement and an Indemnification Agreement entered into with Mark J. Smith, an executive officer of Western Refining, Inc. (the “Company”), effective August 28, 2006. In addition, the Company has entered into a letter agreement with Ralph A. Schmidt, as discussed below in Item 5.02.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation and Election of Officers
     On August 15, 2006, the Company issued a press release announcing that Ralph A. Schmidt is resigning as Chief Operating Officer of the Company, effective as of August 27, 2006, and that its Board of Directors elected Mark J. Smith as the Executive Vice President—Refining of the Company, effective as of August 28, 2006. In connection with Mr. Schmidt’s retirement, the Compensation Committee of the Board of Directors of the Company has approved paying him a severance amount of $280,000, which represents the pro rata portion of his bonus for fiscal 2006 and will be paid upon the effective date of his retirement. The press release announcing the resignation of Mr. Schmidt and the election of Mr. Smith is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Smith is 47 years old and has 25 years of oil refining industry experience. He has held various positions at CITGO Petroleum Corporation, a refiner, manufacturer and transporter of petroleum products, since joining the company in 1981. Most recently, Mr. Smith was responsible for all business and operational aspects of CITGO’s Lemont business unit, a refinery located in Illinois.
Employment Agreement
     Western Refining GP, LLC, a wholly-owned subsidiary of the Company, has entered into an Employment Agreement with Mr. Smith, effective August 28, 2006. The Employment Agreement has an initial term that expires three years from the effective date but will automatically be extended for successive one-year terms unless either party gives written notice to the other party within 180 days prior to the end of the term that such party desires not to renew the Employment Agreement.
     The Employment Agreement provides for an annual base salary of $350,000 for Mr. Smith. In addition, Mr. Smith is eligible to participate in any annual bonus plan applicable to him and approved by the Board of Directors or the Compensation Committee, in amounts to be determined by the Compensation Committee, based on criteria established by the Compensation Committee. During the period of employment under the Employment Agreement, Mr. Smith is entitled to additional benefits, including reimbursement of business and entertainment expenses, paid vacation, an automobile allowance and participation in other Company benefits, plans or programs that may be available to the Company’s other executives or employees.

     If Mr. Smith’s employment is involuntarily terminated without cause, he is entitled to severance in an amount equal to two times his annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid in a lump sum and its calculation will include bonuses received by him pursuant to the terms of the Employment Agreement. In addition to severance payment(s), Mr. Smith may be entitled to continue to participate in certain employee benefit plans for a period of up to two years.
     Pursuant to the Employment Agreement, Mr. Smith was granted 25,000 restricted shares of the Company’s common stock, effective as of August 28, 2006. The shares of restricted stock vest ratably over three years on each anniversary of the date of grant.
     The above description of the Employment Agreement does not purport to be a complete statement of the rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Indemnification Agreement
     In connection with the election of Mr. Smith as an executive officer, the Company has entered into an Indemnification Agreement with him. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Mr. Smith against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Smith, in his capacity as an executive officer of the Company, is made or threatened to be made a party to any suit or proceeding. Mr. Smith will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The Indemnification Agreement also provides for the advancement of expenses to executive officers in connection with any suit or proceeding.
     The above description of the Indemnification Agreement does not purport to be a complete statement of the rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Indemnification Agreement, a form of which was filed on January 25, 2006 as Exhibit 10.7 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.
Re-Appointment of Director
     Upon the termination of Mr. Schmidt’s employment with the Company as a result of his resignation and pursuant to the terms of his Employment Agreement, dated January 24, 2006, he will automatically cease to be a director of the Company at such time. However, the Board of Directors determined that it would be in the best interest of the Company for Mr. Schmidt to continue as a director, and accordingly, re-appointed Mr. Schmidt as a Class II director, effective August 28, 2006. Mr. Schmidt’s transactions with the Company are described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 (including the relevant

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portions of the Company’s definitive proxy statement filed on April 25, 2006) and are incorporated herein by reference.
Item 9.01 Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, effective August 28, 2006, between Western Refining GP, LLC and Mark J. Smith

10.2	Form of Indemnification Agreement between the Company and Mark J. Smith (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721))

99.1*	Press Release, issued August 15, 2006

*	Filed herewith
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Scott D. Weaver
	Name:	Scott D. Weaver
	Title:	Chief Administrative Officer

Dated: August 16, 2006

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement, effective August 28, 2006, between Western Refining GP, LLC and Mark J. Smith

10.2	Form of Indemnification Agreement between the Company and Mark J. Smith (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721))

99.1*	Press Release, issued August 15, 2006

*	Filed herewith

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